UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2025

Ovintiv Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39191	84-4427672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1700, 370 17th Street Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 623-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OVV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, on December 10, 2024, Ovintiv Inc. (“Ovintiv”) entered into a Two-Year Term Credit Agreement by and among Ovintiv, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto (the “Credit Agreement”), intended to partially finance the cash consideration for the Montney Acquisition (defined below). On January 31, 2025, the commitments under the Credit Agreement terminated pursuant to the terms thereof.

ITEM 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on November 13, 2024, Ovintiv and its wholly-owned subsidiary, Ovintiv Canada ULC (the “OVV Buyer”), entered into an Agreement of Purchase and Sale (the “Purchase Agreement”) with Paramount Resources Ltd. (the “Seller”), pursuant to which the OVV Buyer agreed to acquire approximately 109,000 net acres in the Montney formation, located in Canada, from the Seller (the “Montney Acquisition”).

On January 31, 2025, the OVV Buyer completed the Montney Acquisition. The OVV Buyer paid aggregate consideration of CAD$3.325 billion in cash, which was funded with a combination of cash on hand (including proceeds from short term borrowings and cash proceeds received pursuant to Ovintiv’s divestiture of certain oil and gas assets and related properties in Duchesne and Uinta Counties, Utah), plus the conveyance to the Seller of certain oil and gas assets of the OVV Buyer located in the Horn River basin area in British Columbia.

The foregoing description of the Purchase Agreement and the Montney Acquisition does not purport to be complete and is subject to and qualified in its entirety by reference to the copy of the Purchase Agreement, which will be filed as an Exhibit to the Company’s Form 10-K for the year ending December 31, 2024.

ITEM 7.01	Regulation FD Disclosure.

On January 31, 2025, Ovintiv issued a press release announcing the closing of the Montney Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01	Financial Statements and Exhibits.

(a) Financial statements of business to be acquired.

To the extent required by this item, the financial information will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(b) Pro forma financial information.

To the extent required by this item, pro forma financial information will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

Exhibit No.	Exhibit Description

Exhibit 99.1	Press Release of Ovintiv, dated January 31, 2025.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2025

OVINTIV INC. (Registrant)

By:	/s/ Corey D. Code
Name: Corey D. Code
Title: Executive Vice-President & Chief Financial Officer